Exhibit 99.2
UNAUDITED CRESTWOOD MIDSTREAM PARTNERS LP PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     References to we, us or our, refer to Crestwood Midstream Partners LP and its subsidiaries (“CMLP”). On February 18, 2011, Crestwood Midstream Partners LP and Frontier Gas Services, LLC (“Frontier Gas”) entered into a Purchase and Sale Agreement (the “Transaction Agreement”). Pursuant to the Transaction Agreement, CMLP has agreed to purchase certain midstream assets in the Fayetteville Shale (the “Fayetteville assets”) and the Granite Wash plays (the “Granite Wash assets”) from Frontier Gas (collectively, the “Frontier Gas Acquisition” or the “Frontier Assets”). Under the terms of the Transaction Agreement, the aggregate purchase price in connection with the Frontier Gas Acquisition will be approximately $338 million, with an additional $15 million to be paid to Frontier Gas if certain operational objectives are met within six months of the closing date. The final purchase price is payable in cash and CMLP expects to finance the purchase through a combination of equity and debt as described below.
     Frontier Gas, headquartered in Tulsa, Oklahoma, is a privately-held midstream energy services company engaged in the gathering, compression, processing, treating and marketing of natural gas and natural gas liquids.
     The Fayetteville assets consist of approximately 127 miles of high pressure and low pressure gathering pipelines in Arkansas with capacity of approximately 510 MMcfd, treating capacity of approximately 165 MMcfd and approximately 35,000 hp of compression. The Fayetteville assets interconnect with multiple interstate pipelines which serve the Fayetteville Shale and are supported by long-term, fixed-fee contracts with producers who have dedicated approximately 100,000 acres in the core of the Fayetteville Shale to Frontier Gas. These contracts have initial terms that extend through 2020 with a five year extension.
     The Granite Wash assets consist of a 28 mile pipeline system and a 36 MMcfd cryogenic processing plant in the Texas Panhandle. This area has emerged as a liquids-rich natural gas play with active drilling programs and the Granite Wash assets are supported by long-term contracts. We plan to install a second processing plant with 60 MMcfd of capacity to support growth in volumes from this region by the end of 2011.
     In connection with the consummation of the Frontier Gas Acquisition, we anticipate entering into the following additional financing transactions:
•	the issuance of approximately 6.2 million units of new Class C limited partner interests, issued at a price of $24.50 per unit to certain institutional investors through a private placement transaction, resulting in gross proceeds of approximately $153 million; and
•	the incurrence of $200 million aggregate principal amount of indebtedness.
     For purposes of the unaudited pro forma condensed consolidated financial statements, these additional financing transactions are part of the “Frontier Gas Acquisition.”
     Consummation of the Frontier Gas Acquisition is subject to a number of conditions, including the absence of any material adverse effect on Frontier Gas and the receipt of certain regulatory approvals.
     Upon closing of the Frontier Gas Acquisition, the assets, liabilities and operations of the Frontier Assets, except for certain working capital, other liabilities and members’ equity, will be acquired by CMLP. The acquisition will be accounted for using the purchase method of accounting. The final purchase price allocation is pending the finalization of appraisal valuations of certain tangible and intangible assets acquired, which may result in an adjustment to the preliminary purchase price allocation.
     The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition of the Frontier Assets. The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2010 have been prepared based on certain pro forma adjustments to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes.
     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 has been prepared as if the Frontier Gas Acquisition occurred on that date. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010 has been prepared as if the Frontier Gas Acquisition occurred on January 1, 2010.
     The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Therefore, actual adjustments will differ from the pro forma adjustments, and the differences may be material. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Frontier Gas Acquisition as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
     The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if we had owned the Frontier Assets during the periods presented.

CRESTWOOD MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2010
(In thousands, except for unit amounts)

					Crestwood
	Crestwood				Midstream
	Midstream	Frontier Gas	Pro Forma		Partners LP
	Partners LP	Services LLC	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2	$2,083	$(2,083)	(a)	$2
			346,500	(b)(c)
			(338,000)	(d)
			(8,500)	(f)
Accounts receivable	1,679	11,328	(11,328)	(a)	1,679
Accounts receivable - related party	23,003	—	—		23,003
Prepaid expenses and other	1,052	899	(899)	(a)	1,802
			750	(d)(e)

Total current assets	25,736	14,310	(13,560)		26,486

Property, plant and equipment, net	531,371	141,622	(141,622)	(a)	715,342
			183,971	(d)	—
Intangible assets, net	—	21,926	(21,926)	(a)	121,200
			121,200	(d)
Goodwill	—	—	52,160	(d)	52,160
Other assets	13,520	1,009	(1,009)	(a)	19,485
			365	(d)(e)
			5,600	(c)

Total assets	$570,627	$178,867	$185,179		$934,673

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Current portion of capital leases	$—	$2,468	$(2,468)	(a)	$2,566
			2,566	(d)(e)
Accounts payable - related party	4,267	59	(59)	(a)	4,267
Accrued additions to property, plant and equipment	11,309	—	—		11,309
Accounts payable and other Total current liabilities	2,917	7,482	(7,482)	(a)	2,917

	18,493	10,009	(7,443)		21,059

Long-term debt	283,504	6,000	(6,000)	(a)	483,504
			200,000	(c)
Capital leases	—	6,377	(6,377)	(a)	6,630
			6,630	(d)(e)
Asset retirement obligations	9,877	—	—		9,877
Commitments and contingent liabilities	—	—	11,250	(d)	11,250

Partners’ capital
Partners’ capital	—	156,481	(156,481)	(a)	—
Common unitholders	258,069	—	(6,994)	(f)	251,075
Class C unitholders	—	—	152,100	(b)	150,700
			(1,400)	(f)
General partner	684	—	(105)	(f)	579

Total partners’ capital	258,753	156,481	(12,881)		402,353

	$570,627	$178,867	$185,179		$934,673

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CRESTWOOD MIDSTREAM PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010
(In thousands, except for per unit amounts)

					Crestwood
	Crestwood				Midstream
	Midstream	Frontier Gas	Pro Forma		Partners LP
	Partners LP	Services LLC	Adjustments		Pro Forma
Revenue
Gas sales	$—	$21,225	$—		$21,225
Natural gas liquids sales	—	18,155	—		18,155
Condensate sales	—	520	—		520
Gathering revenue - Quicksilver	77,645	—	—		77,645
Gathering revenue	5,749	26,372	—		32,121
Processing revenue - Quicksilver	27,590	—	—		27,590
Processing revenue	2,606	—	—		2,606

Total revenue	113,590	66,272	—		179,862

Expenses
Gas purchases	—	34,351	—		34,351
Operations and maintenance	28,392	10,123	—		38,515
General and administrative	14,967	3,738	—		18,705
Depreciation, amortization and accretion	22,359	8,628	8,623	(g)	39,610

Total expenses	65,718	56,840	8,623		131,181

Operating income	47,872	9,432	(8,623)		48,681
Gain on business combination	—	11,190	—		11,190
Other income	—	85	(85)	(a)	—
Interest expense	13,550	120	16,580	(a)(h)	30,250

Income before income taxes	34,322	20,587	(25,288)		29,621
Income tax provision (benefit)	(550)	—	—		(550)

Net income (loss)	$34,872	$20,587	$(25,288)		$30,171

General partner interest in net income	$2,526				$2,365
Limited partners’ interest in net income	32,346				23,168
Class C partners’ interest in net income	$—				$4,638

Net income per limited partner unit - basic	$1.11				$0.80
Net income per limited partner unit - diluted	$1.03				$0.74

Weighted-average limited partner units outstanding:
Basic	29,070				29,070
Diluted	31,316				37,559
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Basis of Presentation
     The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations as a result of our consummation of the Frontier Gas Acquisition. The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2010 have been prepared based on certain pro forma adjustments to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes.
     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 has been prepared as if the Frontier Gas Acquisition occurred on that date. The adjustments to the unaudited pro forma condensed consolidated balance sheet give effect to events that are directly attributable to the transaction, are factually supportable, and include those items that have a continuing impact and also those that are nonrecurring. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010 has been prepared as if the Frontier Gas Acquisition occurred on January 1, 2010. The adjustments to the pro forma condensed consolidated statement of income include those that are directly attributable to the transaction, are factually supportable, and expected to have a continuing impact.
     The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Therefore, actual adjustments will differ from the pro forma adjustments, and the differences may be material. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Frontier Gas Acquisition as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
     The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if we had owned the Frontier Assets during the periods presented.
The unaudited pro forma condensed consolidated financial statements reflect the Frontier Gas Acquisition and the expected funding of the acquisition as follows:
•	the issuance of approximately 6.2 million units of new Class C limited partner interests for net proceeds of $152.1 million to finance the Frontier Gas Acquisition;

•	the incurrence of indebtedness resulting in estimated net proceeds of $194.4 million to finance the Frontier Gas Acquisition;

•	the acquisition of substantially all the Frontier Assets;

•	the retention by Frontier Gas of working capital, other liabilities and members’ equity, with the exception of certain prepaid items and capital leases; and

•	the consideration paid to Frontier Gas at the closing of the Frontier Gas Acquisition consisting of $338 million in cash.
Pro Forma Adjustments and Assumptions
(a) Reflects adjustments to eliminate Frontier Gas activity, cash and cash equivalents and operating assets and liabilities.
(b) Reflects proceeds from the issuance of approximately 6.2 million Class C limited partner units for $152.1 million to finance a portion of the Frontier Gas Acquisition.
(c) Reflects proceeds of borrowings and related financing costs from the incurrence of indebtedness of $194.4 million (assuming no OID) to finance a portion of the Frontier Gas Acquisition.
(d) Reflects the Frontier Gas Acquisition for $349.3 million, less $11.3 million to be paid to Frontier Gas assuming certain operational objectives are met within six months of the closing date. Under the terms of the Transaction Agreement, CMLP has agreed to pay to Frontier Gas up to an additional $15 million if certain operational objectives are met within six months of the closing date. The $11.3 million payment was determined based on the estimated fair value of the contingent liability associated with Frontier Gas achieving the operational objectives.
The Frontier Gas Acquisition will be accounted for using the purchase method of accounting. The final purchase price allocation is pending the finalization of appraisal valuations of certain tangible and intangible assets acquired, which may result in an adjustment to the preliminary purchase price allocation.
The preliminary purchase price allocation is as follows ($ in thousands):

Purchase price:

Cash	$338,000
Contingent consideration	11,250

Total purchase price	$349,250

Preliminary purchase price allocation:

Prepaid expenses and other	$750
Property, plant and equipment	183,971
Intangible assets	121,200
Goodwill	52,160
Other assets	365

Total assets	358,446

Current portion of capital leases	2,566
Capital leases	6,630

Total liabilities	9,196

Purchase price	$349,250

(e)	Reflects the fair value of prepaid items and capital leases to be assumed by CMLP.

(f)	Reflects transaction costs associated with the Frontier Gas Acquisition.

(g)	Reflects the adjustment to recognize incremental depreciation and amortization expense resulting from the purchase of the Frontier Assets.

(h)	Reflects the increase in interest expense associated with the incremental debt incurred to finance a portion of the Frontier Gas Acquisition. The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.25 million annually.
Pro Forma Net Income Per Limited Partner Unit
Our net income or loss is allocated to the general partner and the limited partners, in accordance with their respective ownership percentages, after allocating Available Cash (as defined in the partnership agreement) generated during the period in accordance with our partnership agreement.
Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per unit using the two-class method. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
These required disclosures do not impact our overall net income or loss or other financial results; however, in periods in which aggregate net income exceeds our Available Cash, it will have the impact of reducing net income per limited partner unit.
Basic and diluted net income or loss per limited partner unit is calculated by dividing limited partners’ interest in net income or loss, by the weighted-average number of outstanding limited partner units during the period, assuming approximately 6.2 million units of new Class C limited partner interests will be issued upon closing of the Frontier Gas Acquisition.